Exhibit 99.2(d)(iii) - Form of Subscription Certificate for Rights Offering

SUBSCRIPTION CERTIFICATE #:
NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE FUND'S PROSPECTUS SUPPLEMENT, DATED SEPTEMBER 28, 2015 ("PROSPECTUS SUPPLEMENT") AND THE ACCOMPANYING PROSPECTUS, DATED SEPTEMBER 16, 2015 ("BASE PROSPECTUS" AND TOGETHER WITH THE PROSPECTUS SUPPLEMENT, THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AST FUND SOLUTIONS, LLC, THE INFORMATION AGENT.

DIVIDEND AND INCOME FUND
A Delaware Statutory Trust

NON-TRANSFERABLE SUBSCRIPTION CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Beneficial Interest of Dividend and Income Fund
Subscription Price:                                                See below

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME,
ON October 30, 2015, UNLESS EXTENDED BY THE FUND

                      REGISTERED
                                OWNER:

THIS CERTIFIES THAT you are entitled to exercise the non-transferable rights (the "Rights") issued to you as of September 28, 2015, the Record Date for the Fund's rights offering, to subscribe for the number of shares of beneficial interest ("Shares"), par value $0.01 per Share, of Dividend and Income Fund ("Fund"), shown on this Subscription Certificate pursuant to the Primary Subscription upon the terms and conditions specified in the Prospectus.  Capitalized terms not defined herein have the meanings attributed to them in the Prospectus.  As a holder of Rights, you are entitled to purchase one Share for each three Rights you exercise. In accordance with the Over-Subscription Privilege, as a holder of Rights, you are also entitled to subscribe for additional Shares, if Shares remaining after exercise of Rights pursuant to the Primary Subscription are available and you have fully exercised all Rights issued to you. If sufficient Shares remain after completion of the Primary Subscription, all over-subscriptions will be honored in full. If sufficient Shares are not available after completion of the Primary Subscription to honor all over-

subscriptions, the Fund may issue up to an additional 725,000 Shares in order to cover such over-subscription requests. Over-Subscription Privilege requests are subject to certain limitations and subject to allotment, which are more fully discussed in the Prospectus.  The Fund offers no assurances that any subscription requests that you may submit pursuant to the Over-Subscription Privilege will be fulfilled in whole or in part. The subscription price per Share (the "Subscription Price") will be based on a formula equal to 95% of the market price per Share (the "Formula Price").  For this purpose, the market price per Share will be the average of the last reported sales price of a Share on the NYSE on October 30, 2015, unless terminated or extended (the "Expiration Date"), and the four preceding trading days.  If, however, the Formula Price is less than 80% of the NAV per Share on the Expiration Date, then the Subscription Price will be 80% of the NAV per Share on such date

This Subscription Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Dividend and Income Fund and the signatures of its duly authorized officers.

Dated:

                                                               _________________________________                                           _________________________________
                                                               President, Chief Executive Officer                                                             General Counsel, Chief Legal Officer, Vice President and Secretary

DELIVERY ALTERNATIVES FOR SUBSCRIPTION CERTIFICATE
  Delivery other than in the manner or to the address listed below will not constitute valid delivery.

By First Class Mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	By Express Mail, Overnight Courier, or By Hand: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Toll-free 1-877-248-6417 Delivery to an address other than the addresses listed above will not constitute valid delivery.
          PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

SECTION 1 - EXERCISE OF SUBSCRIPTION RIGHTS
To subscribe for Shares pursuant to the Rights Offering, please complete the applicable lines below in this Section 1 and sign under Section 3 below.  The subscription period for the Rights Offering expires at 5:00 p.m., ET, on October 30, 2015, unless the Fund decides, in its sole discretion, to extend the Expiration Date or cancel the Rights offering earlier.  Once you have exercised any of your Rights, you may not rescind your purchase, absent the occurrence of certain events as described in the Prospectus. Rights that are not exercised prior to 5:00 p.m., ET, on the Expiration Date will expire.  For a more complete description of the terms and conditions of the Rights offering, please refer to the Prospectus, which you should read carefully in its entirety.
EXERCISE OF RIGHTS:
[Control No.][Account No.]: [               ]
Maximum Primary Subscription Shares Available: [               ]
Number of Rights Issued: [               ]
(The number of Rights was determined by multiplying the number of Shares you owned on the Record Date by three and, if there was a fraction remaining, rounding up to the nearest number of Rights evenly divisible by three.)

(Please check the appropriate responses below and provide all requested    information)
(a) Full Exercise of Primary Subscription Privilege:
I hereby irrevocably exercise in full the Rights and subscribe for _____ Shares, subject to the terms and conditions set forth in the Prospectus.
(b) Exercise of Over-Subscription Privilege (requires full exercise of Primary Subscription Privilege):
I hereby irrevocably apply for _______ additional Shares pursuant to the Over-Subscription Privilege, subject to the terms and conditions set forth in the Prospectus

(c) Partial Exercise of Primary Subscription Privilege:
I hereby irrevocably exercise only a portion of the Rights and subscribe for _______ Shares, subject to the terms and conditions set forth in the Prospectus (which is less than the number of Shares I am entitled to pursuant to the Primary Subscription).
TOTAL SHARES SUBSCRIBED
FOR:	__________________________

TOTAL PAYMENT:	$_________________________
(at $11.70 per Share)

Please note that $11.70 is an estimated Subscription Price only. The Subscription Price will be determined on the Expiration Date and could be higher or lower than the estimated Subscription Price depending on changes in the NAV or market price of the Shares.   Normally within two weeks of the Expiration Date, American Stock Transfer & Trust Company, LLC, the Fund's Subscription Agent, will send you a confirmation showing (i) the number of Shares purchased pursuant to the Primary Subscription, and, if applicable, the Over-Subscription Privilege, (ii) the per Share and the total purchase price for all of the Shares acquired by you, (iii) any excess to be refunded by the Fund to you as a result of payment for Shares pursuant to the Over-Subscription Privilege that you are not acquiring, and (iv) any additional amount payable by you or any excess to be refunded to you, in each case, based on the actual Subscription Price as determined on the Expiration Date. Any excess payment to be refunded by the Fund will be mailed as promptly as practicable.

METHOD OF PAYMENT (CHECK ONE)
☐	Check or bank draft payable to "American Stock Transfer & Trust Company, LLC as Subscription Agent."
☐	Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO Dividend and Income Fund, with reference to AST as Subscription Agent for Dividend and Income / the rights holder's name.
The completed Subscription Certificate, together with proper payment of the Subscription Price for all Shares subscribed for in the Primary Subscription and Over-Subscription Privilege, must be received by the Subscription Agent on or before 5:00 p.m., ET, on the Expiration Date.  The completed Subscription Certificate must be sent together with proper payment by first class mail, express mail, overnight courier or by hand (9:00 a.m.-5:00 p.m. ET) to the address listed above.
SECTION 2 - DELIVERY TO DIFFERENT ADDRESS
If you wish to have refund check (if any) delivered to an address other than that listed on this Subscription Certificate, please enter the alternate address below, sign under Section 3 and have your signature guaranteed under Section 4.
________________________________________________________________________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________________________________________________________________________

SECTION 3 - SIGNATURE
TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of Shares indicated above upon the terms and conditions specified in the Prospectus.  I hereby agree that if I fail to pay for the Shares for which I have subscribed (or are deemed to have subscribed for as set forth above), the Fund may exercise any of the remedies set forth in the Prospectus.  By signing below I confirm that after giving effect to my subscription for Shares made herein, I will not own more than 4.99% of the Fund's outstanding shares in violation of Article II of the Fund's Amended and Restated Agreement and Declaration of Trust.  I agree to cooperate with the Fund and provide to the Fund any and all information requested by the Fund in connection with the subscription for Shares made herein and the confirmation given in the previous sentence.
Signature(s): ______________________________________________________
Print name of Subscriber(s): ___________________________________________
Please give your telephone number: _____________________________________

Please give your e-mail address: ________________________________________
IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Certificate in every particular, without alteration or enlargement, or any other change whatsoever.
SECTION 4 - SIGNATURE GUARANTEE
This Section must be completed if you have completed Section 2.
Signature Guaranteed: _______________________________________________
(Name of Bank or Firm)
By:_______________________________________________________________
(Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR ADDITIONAL INFORMATION CONCERNING THE RIGHTS OFFERING, INCLUDING INSTRUCTIONS ON THE USE OF SUBSCRIPTION CERTIFICATES, PLEASE CONSULT AST FUND SOLUTIONS, LLC, THE FUND'S INFORMATION AGENT FOR THE RIGHTS OFFERING, TOLL FREE AT  1-866-745-0268.